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                                                                     Exhibit 5.1



                               January 28, 2000



musicmaker.com, Inc.
1831 Wiehle Avenue
Suite 128
Reston, Virginia 20190

     Re:   Registration Statement on Form S-8
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Ladies and Gentlemen:

          We have acted as counsel to musicmaker.com, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), pertaining to the registration of up to 4,200,000 shares (the "Shares") of its common stock, $0.01 par value, for issuance and sale pursuant to the Company's Amended Stock Option Plan (the "Plan").

          In connection therewith, we have examined originals or copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion including, but not limited to, the following: (i) the Registration Statement; (ii) the Articles of Incorporation and the Bylaws of the Company, as amended and as currently in effect; (iii) the Plan; (iv) certain resolutions of the Board of Directors of the Corporation relating to the adoption of the Plan and the issuance of the Shares and the other transactions contemplated by the Registration Statement; (v) a Certificate of Good Standing from the Office of the Secretary of State of the State of Delaware; and (vi) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. We have assumed, without independent verification, the genuineness of signatures, the authenticity of documents and the conformity with originals of copies.

          Based on the foregoing, we are of the opinion that the Shares have been duly authorized for issuance, and when issued and sold in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

          The law covered by this opinion is limited to the law of the State of Delaware, without regard to the principles of conflicts of laws thereof, and based upon and limited to the laws and regulations in effect as of the date hereof. We assume no obligation to update the opinion set forth herein.
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          We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Actor the rules and regulations of the Commission promulgated thereunder.

                              Very truly yours,

                              /S/ VENABLE, BAETJER AND HOWARD, LLP
                              Venable, Baetjer and Howard, LLP